UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report: August 4, 2006

(Date of earliest event reported)

TEMPLE-INLAND INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08634	75-1903917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 MoPac Expressway South, Austin, Texas 78746

(Address of Principal Executive Offices, including Zip code)

(512) 434-5800

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02.	Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the previously announced retirement on August 31, 2006 of Louis R. Brill, Vice President and Chief Accounting Officer, the Board of Directors has designated Troy L. Hester as Principal Accounting Officer. Mr. Hester, a licensed certified public accountant, is our Corporate Controller. This designation is effective immediately.

Mr. Hester, 49, has been with Temple-Inland for six years and has served in various capacities including Controller-Financial Services, Vice President Accounting Center, and was named Corporate Controller in May 2006. Before joining Temple-Inland, Mr. Hester was deputy controller for a large regional bank and prior to that worked with an international accounting firm. Mr. Hester has no family relationship with any of the members of our board of directors or any of our officers. Mr. Hester does not have an employment agreement with the Company. Mr. Hester is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPLE-INLAND INC.

Date: August 7, 2006	By: /s/ Doyle R. Simons

Name: Doyle R. Simons

Title:	Executive Vice President

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